UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2013

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HANCOCK FABRICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-9482	64-0740905
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Fashion Way

Baldwyn, Mississippi 38824

(Address of Principal Executive Offices)

(662) 365-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) On July 19, 2013, Hancock Fabrics, Inc. (the “Company”) held its annual meeting of stockholders in Baldwyn, Mississippi (the “Annual Meeting”). The total number of shares present in person or by proxy was equal to approximately 89.7% of the total shares of the Company entitled to vote, thereby constituting a quorum for the purpose of the Annual Meeting.

(b) At the Annual Meeting, the Company’s stockholders (1) elected the four nominees identified in the table below to the Board of Directors of the Company to serve until the Company’s 2014 Annual Meeting of Stockholders or until their successors are duly elected and qualified (“Election of Directors”), (2) ratified the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending January 25, 2014 (“Auditor Ratification”), (3) approved, on an advisory basis, the compensation paid to the Company’s named executive officers (“Advisory Compensation Vote”), and (4) indicated their preference, on an advisory basis, that an advisory vote on the compensation of the Company’s executive officers be held every three years (“Advisory Frequency Vote”). Set forth below are the final voting tallies for the Annual Meeting:

Proposal 1 -- Election of Directors

	For	Against	Abstain	Broker Non-Votes
Sam P. Cortez	8,179,879	122,331	23,353	11,054,279
Steven R. Morgan	8,168,427	133,838	23,298	11,054,279
Steven D. Scheiwe	8,172,506	129,811	23,246	11,054,279
Neil S. Subin	7,862,004	439,313	24,246	11,054,279

Proposal 2 -- Auditor Ratification

For	Against	Abstain
19,172,694	172,851	34,297

Proposal 3 -- Advisory Compensation Vote

For	Against	Abstain	Broker Non-Votes
8,168,158	145,244	12,161	11,054,279

Proposal 4 -- Advisory Frequency Vote

For Three Years	For Two Years	For One Year	Abstain	Broker Non-Votes
7,050,801	319,346	670,408	285,008	11,054,279

(d) After considering the vote results on the Advisory Frequency Vote, the Board of Directors of the Company has decided that it will include an advisory vote on the compensation paid to the Company’s executive officers in its proxy materials every three years until the next required vote on the frequency of future advisory votes on executive compensation, which will occur no later than the Company’s annual meeting of stockholders in 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK FABRICS, INC.
Date: July 25, 2013	By: /s/ James B. Brown
Name: James B. Brown
Title: Executive Vice President and Chief Financial Officer